Exhibit (d)(2)


                                   SCHEDULE A
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                              AMENDED MAY 31, 2007

                                LISTING OF FUNDS

         Name of Fund

Ark Midcap Value
Ark Concentrated Growth
Ark Large Cap Growth
ClariVest International Equity Fund
ClariVest SMid Cap Growth Fund
Smith Group Large Cap Core Growth Fund

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                                                                      Schedule B

                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT
                              Amended May 31, 2007


-------------------------------------------------- -----------------------------
Name of Portfolio                                  Annual Management Fee
-------------------------------------------------- -----------------------------
Ark Midcap Value                                   0.79%
-------------------------------------------------- -----------------------------
Ark Concentrated Growth Fund                       0.65%
-------------------------------------------------- -----------------------------
Ark Large Cap                                      0.59%
Growth Fund
-------------------------------------------------- -----------------------------
ClariVest International Equity Fund                0.75%
-------------------------------------------------- -----------------------------
ClariVest SMid Cap Growth Fund                     0.85%
-------------------------------------------------- -----------------------------
Smith Group Large Cap Core Growth Fund             0.61%
-------------------------------------------------- -----------------------------